UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

Oracle Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51785	26-0126028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Greenwich Ave., 3rd Floor
Greenwich, Connecticut 06830
(Address of principal executive offices)

(203) 862-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events

On May 7, Oracle Healthcare Acquisition Corp. (the “Company”) issued a press release announcing that its stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company’s proxy statement dated April 16, 2008, at the special meeting of stockholders held on May 7, 2008.

The Company also announced that it expects to pay the liquidating distribution, if any, from the trust account in which the proceeds from the Company’s initial public offering were placed on or around May 12, 2008 to stockholders of record on May 7, 2008.  The Company also announced that it has filed a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of effecting its dissolution and has filed a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.  As a result, the Company will no longer be a public reporting company and its securities will cease trading on the OTC Bulletin Board.

A copy of the press release is attached as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description:

Exhibit 99.1	Press Release, dated May 7, 2008, issued by Oracle Healthcare Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE HEALTHCARE ACQUISITION CORP.

	By:	/s/ Joel D. Liffmann
Date: May 7, 2008		Name:	Joel D. Liffmann
		Title:	President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description:

Exhibit 99.1	Press Release, dated May 7, 2008, issued by Oracle Healthcare Acquisition Corp.